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                                                                   EXHIBIT 10.02



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                        CROSS-LICENSE AND OEM AGREEMENT

      This Cross-License and OEM Agreement (the "Agreement") is entered into as of the Effective Date by and between Seagate Software Information and Management Group, Inc., a British Columbia corporation, with offices at 1095 West Pender Street, 4th Floor, Vancouver, British Columbia, Canada VGE 2M6 (together with its Affiliates, "IMG") and VERITAS Holding Corporation, a Delaware corporation, with offices at 1600 Plymouth Street, Mountain View, California 94043 and VERITAS Software Corporation, a Delaware corporation, with offices at 1600 Plymouth Street, Mountain View, California 94043.

      WHEREAS, VERITAS and IMG'S parent company, Seagate Technology, Inc. ("Seagate"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which VERITAS is acquiring IMG's subsidiary Network and Storage Management Group, Inc. ("NSMG"), with Seagate retaining the IMG Group, and pursuant to that Merger Agreement, all ownership rights in and to certain software products and technology of NSMG ("Transferred Products") will be transferred to VERITAS.

      WHEREAS, each of NSMG and IMG currently distribute certain of the other's products, or portions thereof, either bundled with or embedded into the other group's products, and the parties desire that they will continue to have such rights after VERITAS' acquisition of NSMG; and

      WHEREAS, the parties further desire that IMG have access to the Transferred Products, as well as access to VERITAS' other current and future products, and the technology therein, on the terms and conditions set forth herein;

      NOW, THEREFORE, the parties agree:

1.    Definitions and Related Matters.

      1.1 "VERITAS" shall mean VERITAS Holding Corporation and/or VERITAS Software Corporation.

      1.2 "Ashwin" shall mean the current version of Ashwin software acquired by VERITAS pursuant to the merger Agreement, and all prior versions, in each case in source code, object code, and any other form, and the associated user documentation.

      1.3 "Crystal Info" shall mean all prior, current, and future versions and releases of the Crystal Info software product, and all versions of any successor products.

      1.4 "Client Exec" shall mean the Client Exec software acquired by Venus pursuant to the Merger Agreement, in object code or executable form only, and the associated user documentation, and all Updates thereto provided by VERITAS.

      1.5 "Licensed Client Exec" shall mean those portions of Client Exec incorporated in Crystal Info.

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     1.6  "Manage Exec" shall mean the Manage Exec software acquired by Venus pursuant to the Merger Agreement, in object code or executable form only, and the associated use documentation, and all Updates thereto provided by VERITAS.

     1.7 "Licensed Manage Exec" shall mean the restricted version of Manage Exec incorporated into Crystal Info.

1.8 "Licensed Crystal Reports" shall mean a restricted (as set forth herein below) version of the Crystal Reports software product, in object code or executable form only, and the associated user documentation, and all Updates thereto provided by IMG. The functionality of this restricted version is limited to operation with the product with which it is distributed, i.e., the data access and report functionality is limited to accessing data from the product with which it is distributed, and is limited to generating reports using these data.

     1.9  "IMG Product" means each software product distributed by IMG.

     1.10 "Software Products" shall mean the software products described in Exhibit A attached hereto, in source code, object code, executable, or any other form, and shall include (i) all Updates, and (ii) IMG Developments. Each Software Product shall be either a Base Software Product, an OEM Software Product or an Application Software Product. It is the parties' intent and agreement that all VERITAS software products be included in Exhibit A. Accordingly, if any such product is inadvertently omitted, Exhibit A shall be deemed amended to include such product. "Software Products" shall include all software products of each company acquired by VERITAS.

     1.11 "Base Software Products" shall mean those Software Products which provide foundation storage management capabilities. The Base Software Products as of the Effective Date are so specified in Exhibit A, Section A.

     1.12 "OEM Software Products" shall mean those Software Products (or portions thereof) which are functional supersets of Base Software Products. The OEM Software Products as of the Effective Date are so specified in Exhibit A, Section B.

     1.13 "Application Software Products" shall mean all Software Products other than Base Software Products and OEM Software Products. "Application Software Products" ordinarily are application products which function in conjunction with a Base Software Product or OEM Software Product. The Application Software Products as of the Effective Date are so specified in Exhibit A, Section C.

     1.14 "Documentation" shall mean the related materials customarily supplied or made available by VERITAS to End Users of the Software Products, or used for marketing the Software Products, including without limitation all printed on-line documentation, on-line help, training materials, and collateral marketing materials.

     1.15 "Software Copy" means a copy of a Software Product and the supporting End User Documentation ("User Documentation").


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     1.16 "Media Kit" means the shrink-wrapped package containing a Software
Copy and associated User Documentation.

     1.17 "License Key" means a series of characters which activates a Software Copy or use.

     1.18 "Update" to a Software Product shall mean any error correction, update, upgrade, new version, new release, or other modification or addition thereto.

     1.19 "Release" of a Software Product means a new version of that Software Product which includes the addition of a previously unincluded function or feature to the Software Product (designated sequentially by VERITAS as an increase to the left of the decimal point, e.g., "Release 1.0," "Release 2.0" etc.).

     1.20 "End User" shall mean a person or entity which acquires a Software Product for its own internal data processing requirements and not for redistribution.

     1.21 "Distributor" shall mean any distributor, OEM, VAR, reseller, or other third party intermediary between IMG (or its sublicensee) and an End User in IMG's (or, as applicable, its sublicensee's) Software Product chain of distribution.

     1.22 "IMG Developments" shall mean all developments performed by or for VERITAS, pursuant to Section 8 below.

     1.23 "Statement of Work" shall mean a document, executed by the parties an in the form attached hereto as Exhibit B, setting forth development to be performed by VERITAS, at the request of IMG, pursuant to this Agreement.

     1.24 "Milestone" shall mean each development milestone identified in a Statement of Work.

     1.25 "Deliverables" shall mean the items to be deliverable by VERITAS to IMG in connection with each Milestone, as set forth in a Statement of Work.

     1.26 "Specifications" shall mean the technical and other specifications for the Deliverables, as set forth in a Statement of Work.

     1.27 "Development Schedule" shall mean the schedule for completion of each Milestone, as set forth in a Statement of Work.

     1.28 "Confidential Information" shall have the meaning specified therefor in Section 12.1 below.

     1.29 "Source Code" shall mean a Software Product in human readable form (e.g., C/C++code, and including all comments), together with all technical documentation (e.g., flow charts) useful for a programmer to modify or understand the code. With respect to build tools and


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other libraries, tools, and all other items necessary to build, install, and test the product ("Tools"), Source Code shall include (i) a list of all commercially available Tools for that product, and (ii) a copy of all other Tools for that product.

     1.30 "Affiliate" of a party shall mean any entity which controls, is controlled by, or is under common control with that party, where "control" means ownership or control, direct or indirect, of fifty percent (50%) or more of the stock or other equity interest entitled to vote for the election of directors or equivalent governing body of the entity.

     1.31 "Consumer Price Index" shall mean the Consumer Price Index, for all Urban Consumers, Subgroup "All Items", for the San Francisco-Oakland-San Jose Metropolitan Area (Base Year 1982-84=100), which is currently being published by the United States Department of Labor, Bureau of Labor Statistics. If, however, this Consumer Price Index is changed so that the base year is altered from that used as of the Commencement Date, then the Consumer Price Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to obtain the same results that would have been obtained had the base year not been changed. If no conversion factor is available or if the Consumer Price Index is otherwise changed, revised or discontinued for any reason, there shall be substituted in lieu thereof and the term "Consumer Price Index" shall thereafter refer to the most nearly comparable official price index of the United States Government to obtain substantially the same result as would have been obtained had the original Consumer Price Index not been changed, revised or discontinued, which alternative index shall be selected by IMG and shall be subject to VERITAS' reasonable written approval.

     1.32 "Effective Date" shall mean the date of closing of the Merger
Agreement.

2.   Ashwin License Grant to IMG.

     2.1 License. VERITAS hereby grants to IMG, under all copyrights and other intellectual property rights pertaining to Ashwin, a nonexclusive, perpetual, irrevocable, worldwide, royalty free, fully paid license (i) to modify and otherwise prepare derivative works and compilations of Ashwin, (ii) to reproduce, have reproduced, use, display and distribute Ashwin and derivative works and compilations thereof, directly to End Users and/or to or through Distributors, provided that IMG's right to distribute Ashwin (and derivative works and compilations thereof) shall be limited to Ashwin (and derivative works and compilations thereof) incorporated into, or bundled with, IMG Products; (iii) to reproduce, have reproduced, use display and prepare derivative works and compilations of the Ashwin user documentation, and to distribute this documentation and derivative works and compilations thereof, directly to End Users and/or to or through Distributors; and (iv) to sublicense third parties to exercise the rights in the preceding clauses (ii) and (iii), including the right to grant further sublicenses. This license grant includes, without limitation, a license under all current and future patents owned by or licensed to VERITAS which pertain to Ashwin to the extent necessary to exercise any of the foregoing rights.

     2.2 End User Licensing. IMG will use the same End User license agreement for Ashwin as IMG then uses for the IMG Product in which Ashwin is distributed. It is understood and agreed

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that, without limitation, this may be (i) a "shrinkwrap" agreement that appears on or in the software package, (ii) an online agreement that appears on the End User screen when the software is first used, and/or (iii) a "web wrap" agreement that appears before, or in connection with, the End User's electronic receipt of the software.

     2.3 Use of Distributors. IMG shall be entitled to distribute Ashwin pursuant to this Section 2 directly to End Users and/or through Distributors, in its discretion. IMG shall be entitled to sublicense Distributors to reproduce Ashwin for use and distribution by the Distributor pursuant to this Section 2, and shall be entitled to sublicense End Users to reproduce Ashwin for use, in accordance with this Section 2, by the End User or its affiliated companies (e.g., site, enterprise, or multiple-seat licenses). Except as may be expressly provided herein, there shall be no restrictions whatsoever on which distribution channels IMG may use.

     2.4 Support; Existing Documentation. VERITAS will not be obligated to provide IMG with any technical support with respect to Ashwin. However, IMG shall be entitled to retain, and to continue to reproduce, use, and modify, all user documentation, technical documentation, and other materials in its possession pertaining to Ashwin, in support of the license granted to IMG in this Section 2.

     2.5 Ownership. IMG will own all Ashwin derivative works prepared by or for it, subject to VERITAS' retention of ownership of Ashwin itself.

     2.6 Infringement Actions. IMG will be entitled to commence infringement actions against third parties with respect to Ashwin, with respect to alleged infringements pertaining to the IMG products in which Ashwin, or a derivative work thereof, is incorporated, and VERITAS will provide all cooperation, and take all such actions, as may be reasonably necessary or useful to enable IMG to do so.

     2.7 No Warranty. Ashwin is licensed to IMG pursuant to Section 2.1 above "AS IS" AND WITHOUT WARRANTY, AND VERITAS DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     2.8 No Liability. IN NO EVENT SHALL VERITAS HAVE ANY LIABILITY, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHERWISE, TO SEAGATE SOFTWARE ARISING OUT OF SEAGATE SOFTWARE'S DISTRIBUTION OR USE OF ASHWIN PURSUANT TO THIS SECTION.

     2.9 Limitation. This Section 2 applies only to Ashwin as licensed to IMG pursuant to Section 2.1, and Sections 6, 7, 9, 11, 13, and 14 below shall not apply thereto. Sections 6, 7, 9, 11, 13, and 14 below shall apply to Ashwin only to the extent that IMG licenses Ashwin from VERITAS as a Software Product pursuant Section 6 of this Agreement.

3.   Client Exec License Grant to IMG.


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      3.1   License.

            (a) Object Code Rights. VERITAS hereby grants to IMG, under all copyrights and other intellectual property rights pertaining to Licensed Client Exec, a nonexclusive, perpetual, irrevocable, worldwide, royalty free, fully paid license (i) to reproduce, have reproduced, use, display, and distribute Licensed Client Exec, directly to End Users and/or to or through Distributors, provided that IMG's right to distribute Licensed Client Exec shall be limited to Licensed Client Exec incorporated into Crystal Info; (ii) to reproduce, have reproduced, use, display and prepare derivative works and compilations of the Licensed Client Exec user documentation, and to distribute this documentation and derivative works and compilations thereof, directly to End Users and/or to or through Distributors; and (iii) to sublicense Distributors to exercise the rights in the preceding clauses (i) and (ii), including the right to grant further sublicenses. This license grant includes, without limitation, a license under all current and future patents owned by or licensed to VERITAS which pertain to Licensed Client Exec, to the extent necessary to exercise any of the foregoing rights.

            (b) Source Code Rights. VERITAS shall deliver to IMG, promptly upon IMG's written request, a copy of the source code for Licensed Client Exec and all related technical documentation. VERITAS grants to IMG a nonexclusive, royalty free license to reproduce, use, and modify such source code solely for the purpose of supporting, maintaining and correcting errors in Licensed Client Exec. IMG shall be entitled to retain contractors and consultants in connection with the exercise of such rights, provided that such contractors and consultants are subject to confidentiality obligations comparable to those to which IMG is obligated pursuant to Section 16 below.

            (c) End User Licensing. IMG will use the same End User license agreement for Licensed Client Exec as IMG then uses for Crystal Info, provided that IMG will use reasonable efforts to include provisions similar, as to protection of VERITAS' interests, to Sections 2, 3, and 7 of Exhibit C. It is understood and agreed that, without limitation, this may be (i) a "shrinkwrap" agreement that appears on or in the software package, (ii) an online agreement that appears on the End User screen when the software is first used, and/or
(iii) a "web wrap" agreement that appears before, or in connection with, the End User's electronic receipt of the software.

      3.2 Use of Distributors. IMG shall be entitled to distribute Licensed Client Exec pursuant to this Section 3 directly to End Users and/or through Distributors, in its discretion. IMG shall be entitled to sublicense Distributors to reproduce Licensed Client Exec for use and distribution by the Distributor pursuant to this Section 3, and shall be entitled to sublicense End Users to reproduce Licensed Client Exec for use pursuant to this Section 3 by the End User or its affiliated companies (e.g., site, enterprise, or multiple-seat licenses). Except as may be expressly provided herein, there shall be no restrictions whatsoever on which distribution channels IMG may use.

      3.3 Support for Licensed Client Exec. IMG may, at its sole option, (i) provide first-tier technical and help desk support to End Users receiving Licensed Client Exec from IMG or its Distributors, in which case VERITAS shall provide VERITAS' standard second-tier technical


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
support to IMG to assist IMG technical support personnel in answering questions and resolving problems regarding Licensed Client Exec reported by End Users; or
(ii) upon written request, require VERITAS to provide first-tier technical and help desk support to End Users receiving Licensed Client Exec from IMG or its Distributors.

      3.4 Existing Documentation. IMG shall be entitled to retain, and to continue to reproduce, use, and modify, all user documentation, technical documentation, and other materials in its possession pertaining to Licensed Client Exec, in support of the license granted to IMG in this Section 3. At IMG's request, VERITAS will provide to IMG then existing updates to, or new version of, any of these materials.

      3.5   No Warranty. Licensed Client Exec is licensed to IMG pursuant to
Section 3.1 above "AS IS" AND WITHOUT WARRANTY, AND VERITAS DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      3.6 No Liability. IN NO EVENT SHALL VERITAS HAVE ANY LIABILITY, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHERWISE, TO IMG ARISING OUT OF IMG'S DISTRIBUTION OR USE OF LICENSED CLIENT EXEC PURSUANT TO THIS SECTION.

      3.7 Limitation. This Section 3 applies only to Licensed Client Exec as licensed to IMG pursuant to Section 3.1, and Sections 6, 7, 9, 11, 13, and 14 below shall not apply thereto. Sections 6, 7, 9, 11, 13, and 14 below shall apply to Client Exec only to the extent that IMG licenses Client Exec from VERITAS as a Software Product pursuant to Section 6 of this Agreement.


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
4.   Manage Exec License Grant to IMG.

     4.1  License.

          (a) Object Code Rights. VERITAS hereby grants to IMG, under all copyrights and other intellectual property rights pertaining to Licensed Manage Exec, a nonexclusive, perpetual, irrevocable, worldwide, royalty free, fully paid license (i) to reproduce, have reproduced, use, display, and distribute Licensed Manage Exec, directly to End Users and/or to or through Distributors, provided that Seagate Software's right to distribute Licensed Manage Exec shall be limited to distribution Licensed Manage Exec bundled with Crystal Info, and distribution of Licensed Manage Exec to End Users of copies of Crystal Info previously distributed by IMG or its Distributors; (ii) to reproduce, have reproduced, use, display and prepare derivative works and compilations of the Licensed Manage Exec user documentation, and to distribute this documentation and derivative works and compilations thereof, directly to End Users and/or to or through Distributors, and (iii) to sublicense Distributors to exercise the rights in the preceding clause (i) and (ii), including the right to grant further sublicenses. This license grant includes, without limitation, a license under all current and future patents owned by or licensed to VERITAS which pertain to Licensed Manage Exec, to the external necessary to exercise any of the foregoing rights.

          (b) Source Code Rights. VERITAS shall deliver to IMG, promptly upon IMG'S written request, a copy of the source code for Licensed Manage Exec and all related technical documentation. VERITAS grants to IMG a nonexclusive, royalty free license to reproduce, use, and modify such source code solely for the purposes of supporting, maintaining and correcting errors in Licensed Manage Exec. IMG shall be entitled to retain contractors and consultants in connection with the exercise of such rights, provided that such contractors and consultants are subject to confidentiality obligations comparable to those to which IMG is obligated pursuant to Section 16 below.

     4.2 End User Licensing. IMG will use the same End User license agreement for Licensed Manage Exec as IMG then uses for Crystal Info, provided that IMG will use reasonable efforts to include provisions similar, as to protection of VERITAS' interests, to Sections 2, 3, and 7 of Exhibit C. It is understood and agreed that, without limitation, this may be (i) a "shrinkwrap" agreement that appears on or in the software package, (ii) an online agreement that appears on the End User screen when the software is first used, and/or (iii) a "web wrap" agreement that appears before, or in connection with, the End User's electronic receipt of the software.

     4.3 Use of Distributors. IMG shall be entitled to distribute Licensed Manage Exec pursuant to this Section 4 directly to End Users and/or through Distributors, in its discretion. IMG shall be entitled to sublicense Distributors to reproduce Licensed Manage Exec for use and distribution by the Distributors pursuant to this Section 4, and shall be entitled to sublicense End Users to reproduce Licensed Manage Exec for use pursuant to this Section 4 by the End User or its affiliated companies (e.g., site, enterprise, or multiple-seat licenses). Except as may be expressly provided herein, there shall be no restrictions whatsoever on which distribution channels IMG may use.

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      4.4   Support for Licensed Manage Exec. IMG may, at its sole option,
(i) provide first-tier technical and help desk support to End Users receiving Licensed Manage Exec from IMG or its Distributors, in which case VERITAS shall provide VERITAS' standard second-tier technical support to IMG to assist IMG technical support personnel in answering questions and resolving problems regarding Licensed Manage Exec reported by End Users; or (ii) upon written request, require VERITAS to provide first-tier technical and help desk support to End Users receiving Licensed Manage Exec from IMG or its Distributors.

      4.5 Existing Documentation. IMG shall be entitled to retain, and to continue to reproduce, use, and modify, all user documentation, technical documentation, and other materials in its possession pertaining to Licensed Manage Exec, in support of the license granted to IMG in this Section 4. At IMG's request, VERITAS will provide to IMG existing updates to, or new versions of, any of these materials.

      4.6   No Warranty. Licensed Manage Exec is licensed to IMG pursuant to
Section 4.1 above "AS IS" AND WITHOUT WARRANTY, AND VERITAS DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      4.7 No Liability. IN NO EVENT SHALL VERITAS HAVE ANY LIABILITY, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHERWISE, TO IMG ARISING OUT OF IMG'S DISTRIBUTION OR USE OF LICENSED MANAGE EXEC PURSUANT TO THIS SECTION.

      4.8 Limitation. This Section 4 applies only to Licensed Manage Exec as licensed to IMG pursuant to Section 4.1, and Sections 6, 7, 9, 11, 13, and 14 below shall not apply thereto. Sections 6, 7, 9, 11, 13, and 14 below shall apply to Manage Exec only to the extent that IMG licenses Manage Exec from VERITAS as a Software Product pursuant Section 6 of this Agreement.

5.    Crystal Reports License Grant to VERITAS.

      5.1 License. IMG hereby grants to VERITAS, under all copyrights and other intellectual property rights pertaining to Licensed Crystal Reports, a nonexclusive, perpetual, irrevocable, worldwide royalty free, fully paid license
(i) to reproduce, have reproduced, use, display, and distribute Licensed Crystal Reports, directly to End Users and/or to or through Distributors, provided that VERITAS' right to distribute Licensed Crystal Reports shall be limited to Licensed Crystal Reports bundled with, or incorporated into, a Transferred Product (or a successor thereto); (ii) to reproduce, have reproduced, use, display and prepare derivative works and compilations of the Licensed Crystal Reports user documentation, and to distribute this documentation and derivative works and compilations thereof, directly to End Users and/or to or through Distributors; and (iii) to sublicense Distributors to exercise the rights in the preceding clauses (i) and (ii), including the right to grant further sublicenses. This license grant includes, without limitation, a license under all current and future patents owned by or licensed to IMG which pertain to Licensed Crystal Reports, to the extent necessary to exercise any of the foregoing rights.

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
      5.2 End User Licensing. VERITAS will use the same End User license agreement for Licensed Crystal Reports as VERITAS then uses for the Transferred Product with which it is bundled or in which it is incorporated, provided that VERITAS will use reasonable efforts to include provisions similar, as to protection of Seagate's interests, to Sections 2, 3, and 7 of Exhibit C. It is understood and agreed that, without limitation, this may be (i) a "shrinkwrap" agreement that appears on or in the software package, (ii) an online agreement that appears on the End User screen when the software is first used, and/or
(iii) a "web wrap" agreement that appears before, or in connection with, the End User's electronic receipt of the software. VERITAS shall either (i) distribute with each copy of Licensed Crystal Reports distributed by VERITAS or its Distributors a registration card specified by IMG, or (ii) to the extent this information is available to VERITAS, VERITAS shall provide a report to IMG each month of all End Users who have received copies of Licensed Crystal Reports distributed by VERITAS or its Distributors.

      5.3 Use of Distributors. VERITAS shall be entitled to distribute Licensed Crystal Reports directly to End Users and/or through Distributors, in its discretion. VERITAS shall be entitled to sublicense Distributors to reproduce Licensed Crystal Report for use and distribution by the Distributor pursuant to this Section 5, and shall be entitled to sublicense End Users to reproduce Licensed Crystal Report for use pursuant to this Section 5 by the End User or its affiliated companies (e.g., site, enterprise, or multiple-seat licenses). Except as may be expressly provided herein, there shall be no restrictions whatsoever on which distribution channels VERITAS may use.

      5.4 Support for Licensed Crystal Reports. VERITAS may, at its sole option, (i) provide first-tier technical and help desk support to End Users receiving Licensed Crystal Reports from VERITAS or its Distributors, in which case Seagate shall provide Seagate's standard second-tier technical support to VERITAS to assist VERITAS technical support personnel in answering questions and resolving problems regarding Licensed Crystal Reports reported by End Users; or (ii) upon written request, require Seagate to provide first-tier technical and help desk support to End Users receiving Licensed Crystal Reports from IMG or its Distributors.

      5.5 Existing Documentation. VERITAS shall be entitled to retain, and to continue to reproduce, use, and modify, all user documentation, technical documentation, and other materials in its possession pertaining to Licensed Crystal Reports, in support of the license granted to VERITAS in this Section
5. At VERITAS' request, IMG will provide to VERITAS then existing updates to, or new versions of, any of these materials.

      5.6 No Warranty. Licensed Crystal Reports is licensed to VERITAS pursuant to Section 5.1 above "AS IS" AND WITHOUT WARRANTY, AND IMG DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      5.7 No Liability. IN NO EVENT SHALL VERITAS HAVE ANY LIABILITY, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHERWISE, TO IMG ARISING OUT OF VERITAS' DISTRIBUTION OR USE OF LICENSED CRYSTAL REPORTS PURSUANT TO THIS SECTION.

6.    License Grants.

      6.1   Licenses.

            (a) VERITAS hereby grants to IMG, under all copyrights and other intellectual property rights pertaining to the Base Software Products, a nonexclusive, worldwide license (i) to reproduce, use, modify and prepare derivative works and compilations of the Base Software Products (including the Source Code thereof), only to achieve and ensure compatibility of the Base Software Products with IMG Products, and for support and maintenance purposes;
(ii) to reproduce, have reproduced, use, display, and distribute the Base Software Products (including derivative works and compilations prepared pursuant to clause (i)), in object code or executable form, directly to End Users and/or to or through Distributors, provided that IMG's right to distribute Base Software Products shall be limited to distribution of Base Software Products bundled with IMG products which are bona fide IMG products and which add value to the Base Software Products; (iii) to reproduce, have reproduced, use, display and prepare derivative works and compilations of the Documentation, and to distribute this Documentation and derivative works and compilations thereof, directly to End Users and/or to or through Distributors; and (iv) to sublicense Distributors to exercise the rights in the preceding clauses (ii) and (iii), including the right to grant further sublicenses. IMG agrees, however, not to prepare a derivative work, of a Base Software Product, that constitutes a product comparable to a VERITAS OEM Software Product that is a full featured version of that Base Software Product.

            (b) VERITAS hereby grants to IMG, under all copyrights and other intellectual property rights pertaining to the OEM Software Products, a nonexclusive (except as set forth in Section 6.6 below), worldwide license (i) to reproduce, use, modify and prepare derivative works and compilations of the OEM Software Products (including the Source Code thereof), only to achieve and ensure compatibility of the OEM Software Products with IMG Products, and for support and maintenance purposes; (ii) to reproduce, have reproduced, use, display, and distribute the OEM Software Products (including derivative works and compilations prepared pursuant to clause (i)), in object code or executable form, directly to End Users and/or to or through Distributors; (iii) to reproduce, have reproduced, use, display and prepare derivative works and compilations of the Documentation, and to distribute this Documentation and derivative works and compilations thereof, directly to End Users and/or to or through Distributors; and (iv) to sublicense Distributors to exercise the rights in the preceding clauses (ii) and (iii), including the right to grant further sublicenses.

            (c) VERITAS hereby grants to IMG, under all copyrights and other intellectual property rights pertaining to the Application Software Products, a nonexclusive, worldwide license (i) to reproduce, use, modify and prepare derivative works and compilations of the Application Software Products (including the Source Code thereof), only to achieve and ensure compatibility of the Application Software Products with IMG Products, and for support and maintenance purposes; (ii) to reproduce, have reproduced, use, display, and distribute the Application Software Products (including derivative works and compilations prepared pursuant to clause (i)), in object code or executable form, directly to End Users and/or to or through Distributors; (iii) to reproduce, have reproduced, use, display and prepare derivative works and compilations of the Documentation, and to distribute this Documentation and derivative works and compilations thereof, directly to End Users and/or to or through Distributors; and (iv) to sublicense Distributors to exercise the rights in the preceding clauses (ii) and (iii), including the right to grant further sublicenses.

            (d) IMG shall be entitled to retain contractors and consultants in connection with the exercise of the above Source Code rights, provided that such contractors and consultants are subject to confidentiality obligations comparable to those to which IMG is obligated pursuant to Section 12 below.

            (e) The license grants in this Section 6.1 include, without limitation, a license under all current and future patents owned by or licensed to VERITAS, to the extent necessary to exercise any of the foregoing rights. IMG will be entitled to reproduce its own Software Copies, and/or to obtain Software Copies from VERITAS as set forth in Section 7 below for Software Products for which VERITAS offers Media Kits.

      6.2 Delivery of Software. Upon IMG's request in each case, VERITAS shall promptly provide to IMG (i) at IMG's option, one complete and accurate "golden master" object code or executable copy of any or all of the Software Products listed in Exhibit A and one complete and accurate copy of the associated Documentation, and/or (ii) at IMG's option, one copy of the Source Code for that Software Product. Upon completion of development of each additional Software Product (including each Update), VERITAS shall provide to IMG one complete and accurate "golden master" object code or executable copy of that Software Product (or Update) and one complete and accurate copy of the associated Documentation, for evaluation and use by IMG. If IMG has requested the Source Code for any Updated Software Product, or if IMG requests the Source Code for a new Software Product, then VERITAS shall also provide to IMG the Source Code for the Update or Software Product. It is understood, however, that some Software Products may include portions licensed from third parties, for which VERITAS does not have the Source Code, or is not permitted to sublicense the Source Code, and that VERITAS shall not be obligated to provide such Source Code to IMG. VERITAS agrees, however, to use reasonable efforts to obtain the right to sublicense to IMG any such Source Code which VERITAS does have.

      6.3 End User Licensing. IMG will use an End User license agreement for Software Products that includes provisions similar, as to protection of VERITAS' interests, to Sections 2, 3, and 7 of Exhibit C hereto. It is understood and agreed that, without limitation, this may be (i) a "shrinkwrap" agreement that appears on or in the software package, (ii) an online agreement that appears on the End User screen when the software is first used, and/or
(iii) a "web wrap" agreement that appears before, or in connection with, the End User's electronic receipt of the software.

      6.4 Use of Distributors. IMG shall be entitled to distribute Software Products directly to End Users and/or through Distributors, in its discretion. IMG shall be entitled to sublicense Distributors to reproduce Software Products for use and distribution by the Distributor, and shall be entitled to sublicense End Users to reproduce Software Products for use by the End User or its affiliated companies (e.g., site, enterprise, or multiple-seat licenses). Except as may be expressly provided herein, there shall be no restrictions whatsoever on which distribution channels IMG may use.

          6.5 License Keys. When necessary, VERITAS will supply IMG with all License Keys required by IMG to exercise the rights and licenses granted to IMG.

          6.6 Marketing Collateral. VERITAS will provide IMG with marketing materials, brochures, graphics, and all other similar existing materials, which IMG shall be entitled to copy and modify for use in connection with marketing the Software Products. For VERITAS-branded Software Products, VERITAS will provide to IMG such quantities of materials as IMG may reasonably require.

          6.7 Trademarks. IMG will market and distribute the VERITAS Application Software Products under the applicable VERITAS trademarks. IMG will have the right to market and distribute the Base Software Products and OEM Software Products under IMG trademarks, under VERITAS trademarks, under third party trademarks, or, if agreed, co-branded with VERITAS' and IMG's trademarks. VERITAS hereby grants to IMG a non-exclusive license to use "VERITAS," both the name and in the stylized form used by VERITAS, and the applicable Software Product trademarks (the "Trademarks") in connection with IMG's distribution, advertising and promotion of the Software Products. IMG's use shall be in accordance with the applicable law and VERITAS' reasonable policies regarding advertising and trademark usage as established from time to time, but only to the extent such policies are communicated in writing to IMG with adequate notice.

          6.8 Product Discontinuance. VERITAS has the right to discontinue any Software Product, or the availability of Media Kits for any Software Product, upon thirty (30) days prior written notice to IMG. This shall not, however, affect IMG's and its Distributors' and other sublicensees' right to continue to make and distribute Software Copies made by such parties pursuant to Section 6.1 above, provided that IMG shall not, after such discontinuance, market or distribute any discontinued Software Product under VERITAS' trademarks. VERITAS shall provide IMG at least twelve (12) months prior written notice of discontinuance of support for any Software Product.

          6.9  Ownership.

               (a) Subject to the rights and licenses granted herein and except for the IMG Developments, VERITAS shall retain its ownership of the Software Products and Documentation supplied to IMG by VERITAS. The rights granted to IMG are nonexclusive, and, except as set forth in Section 6.6 below, VERITAS reserves the right to distribute the Software Products directly, and indirectly through OEMs, distributors, integrators, or otherwise.

               (b) Subject to VERITAS' retention of ownership of the underlying Software Product, IMG and VERITAS shall jointly and equally own all Software Product modifications, and other developments resulting in derivative works, prepared by or for IMG pursuant to Section 6.1 above and all intellectual property rights with respect thereto arising out of such developments, with no duty to account, and IMG hereby irrevocably transfers and assigns, and agrees to transfer and assign, such joint ownership to VERITAS. IMG agrees to execute such documents, render such assistance, and take other action as VERITAS may reasonably request, at VERITAS' expense, to apply for, register, perfect, confirm and protect VERITAS' rights in the jointly owned developments, including without limitation an assignment of copyright. IMG hereby waives any and all moral rights, including any right to identification of authorship or limitation on subsequent modification, that IMG (or its employees, agents or consultants) has or may have in any such jointly owned developments.

7.   Orders For Media Kits and License Key Forms

     7.1 Orders. For each Media Kit and License Key IMG desires to acquire from VERITAS, IMG shall place a written zero dollar purchase order with VERITAS. All orders placed with VERITAS for the Media Kits and/or License Key forms shall be subject to acceptance by VERITAS, which acceptance shall not be unreasonably withheld or delayed. If VERITAS is unable to accept a proposed delivery date, VERITAS shall propose an alternative date as soon as possible after the requested date. If orders for the Media Kits and/or License Keys exceed VERITAS' inventory, VERITAS shall allocate available inventory on a basis that provides IMG no lesser priority than any other customer.

     7.2 Forecast. IMG agrees to submit to VERITAS an initial Media Kit order forecast (in Software Product units) for the first six months commencing after the Effective Date of this Agreement, and to update the six (6) month forecast fifteen (15) days after the beginning of each calendar quarter.

     7.3 Shipments. All shipments are F.O.B. VERITAS' facility or VERITAS' designated warehouse facility. Shipments will be any ground carrier unless the order specifies otherwise. Media Kits and License Key forms will be shipped within ten (10) working days from the date ordered by IMG. IMG shall pay for all shipping costs associated with shipping Media Kits from VERITAS to IMG.

     7.4 New Versions. VERITAS may, at its sole discretion, modify the Software Products. Once a new version of the Software Product begins shipping, IMG has sixty (60) days from first VERITAS shipment date or from written notification date, whichever is later, to return Media Kit inventory of the prior release at its expense. Returned packages will be swapped by VERITAS unit-for-unit with the Software Product for the new release of the same Software Product and shipped to IMG at VERITAS' expense. Only unopened packages will be accepted.

     7.5 Warranty. VERITAS warrants that, until ninety (90) days after delivery to the End User, each Media Kit will be free of defects in materials and workmanship. VERITAS' exclusive obligation shall be to promptly replace each defective Media Kit returned to VERITAS during the warranty period. IMG shall obtain a return materials authorization (RMA) from VERITAS for each return, which RMA shall not be unreasonably withheld or delayed. VERITAS shall be responsible for all associated shipping costs.

8.        Development by VERITAS.

     8.1      Development.

          (a) From time to time during the term of this Agreement, IMG may wish to develop compatibility with IMG Products new products or technologies, additional features, derivative technologies, or enhancements of the Software Products (e.g., for IMG requirements not satisfied by VERITAS' then current Software Product offerings), and/or to ensure or achieve integration with IMG products. Each product feature or other development pursuant to this section will be made available to IMG either as standard VERITAS Software Product or, if VERITAS elects not to release such a standard Software Product, as a special IMG version.

          (b) For each development requested by IMG, VERITAS will, within thirty (30) days after IMG's request, provide IMG with an initial "Executive Response" as to whether VERITAS intends to perform such development. VERITAS shall not unreasonably refuse to perform such development. If VERITAS responds that it intends to perform such development, VERITAS shall, in a timely fashion, commence work on preparation of a proposed Statement of Work, and in a timely fashion provide to IMG a good faith proposed Statement of Work. If both parties determine that the development should proceed, then the parties shall, diligently and in good faith, and in a timely fashion negotiate and complete the Statement of Work for that development, including a reasonable Development Schedule, in accordance with VERITAS' then-current "VERSE" software development guidelines. At any time during preparation of the Statement of Work, either party may decline to proceed with the development. If the parties agree on a Statement of Work, VERITAS will in a timely fashion assign a competent, appropriately staffed development team to perform such development and will commence the development. IMG will not unreasonably withhold its consent to extensions of these time periods when the complexity or extent of the requested development necessarily requires longer periods, so long as VERITAS is diligently endeavoring to complete these activities in a timely fashion.

          (c) Each development team assembled and/or assigned by VERITAS, pursuant to Section 8.1(b) or 8.1(c) above, shall be comparable in expertise to other effective development teams assembled or assigned by VERITAS to high priority development projects.

          (d) Without limitation, IMG shall be entitled to develop, or have developed, any work requested by IMG pursuant to this section which VERITAS does not perform. If this work pertains to an Application Product, then the license to IMG, pursuant to Section 6.1(c) above (and particularly clause (i) thereof), with respect to that Application Product, shall be deemed to include the right to perform such work, and the ownership provisions of Section 6.9(b) shall extend thereto.

     8.2      Delivery and Acceptance.

          For each Statement of Work:

          (a) VERITAS shall use diligent efforts to complete each Milestone, and to deliver to IMG all applicable Deliverables, in accordance with the Development Schedule. Upon completion of each Milestone, VERITAS shall deliver to IMG all applicable Deliverables, including documentation, for evaluation by IMG pursuant to Section 8.2(b) below.

          (b) Upon delivery to IMG of the Deliverables for each Milestone, including related documentation, IMG shall evaluate such Deliverables for conformity to the acceptance criteria in the Statement of Work and conformity in all material respects to the Specifications. IMG shall provide VERITAS within thirty (30) days (or, if so specified, the applicable time period specified in the Statement of Work) after delivery of such materials with written acceptance thereof, or a statement of applicable defects to be corrected. VERITAS shall promptly correct such defects and return the corrected Deliverables for retesting and reevaluation, and IMG shall within fifteen (15) days (or, if so specified), the applicable time period specified in the Statement of work) after such redelivery provide VERITAS with written acceptance or a statement of defects. If IMG has not accepted any Milestone within sixty (60) days of the applicable Milestone completion date set forth in the Development Schedule, then the parties shall meet to determine, in good faith, a mutually acceptable corrective plan. If IMG determines that the parties are unable to agree on a corrective plan, or if VERITAS fails to perform its obligations in accordance with any agreed corrective plan, then IMG may, upon written notice to VERITAS, elect to terminate the Statement of Work immediately on notice to VERITAS. Until such election to terminate by IMG, VERITAS shall continue to attempt to correct the defects and provide conforming Deliverables. Upon any such termination, VERITAS shall refund to IMG all amounts paid to VERITAS pursuant to that Statement of Work. Any failure of IMG to perform its obligations in any Statement of Work shall result in a day-for-day extension of VERITAS' obligations in that Statement of Work which are dependent on such performance by IMG.

     8.3 Royalties for Distribution of Developments. For IMG Developments resulting in new versions of Software Products, the royalties payable by IMG shall be based on the VERITAS the current list price for that new version, as set forth in Section 9.1(c) below. For IMG Developments resulting in new products, the parties will agree upon any royalties to be paid to VERITAS for distribution by IMG of such new products. Any such royalties will be reasonable and will reflect IMG's most favored pricing status pursuant to Section 9.8 below. IMG will be entitled to distribute such completed products pending completion of negotiation of any royalty amounts.


     8.4 Ownership of Developments. IMG and VERITAS will jointly and equally own each development made pursuant to this Section 8, and all intellectual property rights with respect thereto, with no duty to account, and VERITAS hereby irrevocably transfers and assigns, and agrees to transfer and assign, such joint ownership to IMG. VERITAS agrees to execute such documents, render such assistance, and take such other action as IMG may reasonably request, at IMG's expense, to apply for, register, perfect, confirm, and protect IMG's rights in the jointly owned developments, including without limitation an assignment of copyright. VERITAS hereby waives any and all moral rights, including any right to identification of authorship or limitation on subsequent modification, that VERITAS (or its employees, agents or consultants) has or may have in any such jointly owned developments.

9.      Payments to VERITAS.

        9.1     Royalty.

                (a) IMG agrees to pay to VERITAS the applicable royalty for each Software Product copy made (or acquired from VERITAS as a Media Kit) and shipped by IMG (or, if the copy is made by a IMG Distributor, for each such copy shipped by the Distributor) (in each case, other than replacement, backup, or archival copies) net of returns, provided that no royalty shall be payable with respect to (i) Software Products provided for demonstration, support, promotional, evaluation (e.g., "Beta"), or marketing purposes, or for use for a limited period for evaluation; (ii) Software Products provided as warranty, maintenance, or other replacements; or (iii) Software Products used by IMG or its Affiliates as End Users.

                (b) The royalty payable for derivative works of Software Products prepared by IMG (or for IMG, except pursuant to Section 8 above) shall be the same as the royalty payable on the underlying Software Product on which the derivative work is based.

                (c) It is understood that royalties for OEM Software Products and Application Software Products are normally a percentage of VERITAS' then current list price for that Software Product, and that a different pricing model will be established for Base Software Products.

        9.2 Internal Use. IMG and its Affiliates shall be entitled to reproduce and use the Software Products as End Users at no charge and without restriction as to number of copies or users.

        9.3 Royalty Payments. Royalty payments shall be due within forty-five (45) days after the end of each IMG fiscal quarter, based on Software Copies distributed by IMG during that quarter. Royalty payments shall be accompanied by a report stating the number of royalty bearing units which IMG shipped in that quarter.

        9.4     Development Fees.

                (a) For the development services described in Section 8 above, IMG will pay VERITAS at the "Annual Rate". The initial Annual Rate shall be one hundred eighty thousand dollars ($180,000) per person-year. Commencing January 1, 2002, the Annual Rate shall be adjusted to equal the product of the then current Annual Rate multiplied by a fraction, the numerator of which is the Consumer Price Index published for the December immediately preceding the January 1 in question and the denominator of which is the Consumer Price Index published for the immediately preceding December; provided, however, that any such increase in the Annual Rate shall not be greater than seven percent (7%) of the immediately preceding Annual Rate.

                (b) IMG will recover any development fees or other NRE charges paid to VERITAS by a fifteen percent (15%) reduction in the royalties paid by IMG to VERITAS, with respect to the product(s) resulting from that development, until all such amounts are recovered by IMG. Any amounts not so recovered by IMG upon termination of this Agreement shall be retained by VERITAS.

        9.5 Support Fees. For the support, maintenance, error correction, and training services to be provided by VERITAS pursuant to this Agreement (including without limitation to IMG and its Affiliates as End Users), IMG shall pay, to VERITAS, VERITAS' standard fees therefor, provided that the fees to IMG in its capacity as an OEM, and not as an End User, shall be no higher than the support, maintenance, or error correction fees charged by VERITAS to any similarly situated third party.

        9.6 VERITAS Audit Rights. Until three (3) years after the applicable royalty bearing event, VERITAS shall at any time, on at least ten
(10) business days prior notice to IMG, be entitled to retain an independent certified public accounting firm to audit the books and records of IMG pertaining to the payment of royalties to VERITAS hereunder, for the sole purpose of confirming the accuracy of the royalty payments and no more frequently than once in any twelve (12) month period. Any such audit shall be performed at VERITAS' expense during normal business hours and, at IMG's option, subject to the accounting firm's agreement to comply with confidentiality obligations comparable to those in Section 16 below. The accounting firm shall not, however, be prohibited from reporting to VERITAS the results of the audit. In the event of any discrepancy, the applicable party shall promptly remit to the other party all amounts due.

        9.7 Currency. All payments to VERITAS hereunder shall be in United States dollars.

        9.8 Most Favored Pricing. IMG will be entitled to purchase or license each Software Product at the lowest rate or price at which VERITAS provides the Software Product, or any similar competitive, or replacement Software Product, to any similarly situated third party for similar volumes. VERITAS agrees that if it charges a lower such royalty to any applicable third party during the term of this Agreement for the same or any similar or competitive product, it will immediately notify IMG in writing and IMG shall be entitled to amend this Agreement to provide the lower royalty to IMG thereafter.

        9.9 IMG Audit Rights. IMG shall at any time, on at least ten (10) business days prior notice to VERITAS, be entitled to retain an independent certified public accounting firm to audit the books and records of VERITAS, for the sole purpose of confirming VERITAS' compliance with Sections 9.5 and/or
9.8. Any such audit shall be performed at IMG's expense during normal business hours and, at IMG's option, subject to the accounting firm's agreement to comply with confidentiality obligations substantially equivalent to those in
Section 16 below. The accounting firm shall not, however, be prohibited from reporting to IMG the results of the audit. Any adjustment resulting from an audit shall be retroactive to the date when IMG was entitled to the lower development fee or royalty, as applicable, pursuant to this Section 9.

        9.10    Taxes.   IMG will be responsible for all sales, use, or similar
taxes levied on IMG's purchase of Media Kits, or on IMG's payment of royalties or other fees to VERITAS. With respect to sales of Media Kits by VERITAS to non-U.S. IMG Affiliates, the parties will cooperate to eliminate any withholding tax, or to provide for a company with the opportunity to obtain a tax credit thereon to pay the tax.

10.     Marketing and Cooperation.

        10.1 Press Release. IMG and VERITAS agree to issue a joint press release within fifteen (15) days after the Effective Date. The content of this press release shall be mutually agreed, and the content of future press releases, pertaining to amendments to this Agreement, shall be mutually agreed, except to the extent a party believes, in good faith, that unilateral disclosure (including disclosure prior to such agreement as to content) is required by law.

        10.2 Marketing Plan. The parties will engage in cooperative joint marketing efforts as mutually agreed. Unless otherwise agreed, the parties will share the expenses for such efforts equally. These efforts may include, without limitation, joint press releases, joint customer calls, marketing campaigns, Web pages, and trade shows.

        10.3 Co-Branding of Products. From time to time, the parties may agree to sell co-branded products, on terms and conditions to be mutually determined.

        10.4 Access to New Products. VERITAS will provide IMG with access to new products and technology no later than it provides such access to any third party, and will use its reasonable efforts to provide earlier access to IMG on a "first look" basis.

        10.5 Seagate Technology, Inc. Restrictions. The parties acknowledge that, as an Affiliate of Seagate, IMG is subject to the restrictions of Section
6.8 of the Development and License Agreement between Seagate and VERITAS. That
Section 6.8 shall not apply to (i) the activities of IMG pursuant to this Agreement, or (ii) IMG (or its successor) if and when IMG is no longer an Affiliate of Seagate.

11. Software Support, Maintenance, and Training. VERITAS agrees to provide to IMG support, maintenance, and training for the Software Products in accordance with Exhibit E. VERITAS will make available its standard end user support to IMG and its Affiliates as End Users.

12.     Term and Termination.

        12.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect for an initial term of three (3) years unless and until earlier terminated as set forth herein. This Agreement shall automatically renew for additional twelve (12) month periods unless either party gives written notice of its intent to terminate or renegotiate this Agreement to the other party at least sixty (60) days prior to the end of the then current term.

        12.2 Default. If either party defaults in the performance of any of its material obligations hereunder and if any such default is not corrected (or, in the case of defaults incapable of such cure, the defaulting party takes reasonable actions to minimize the effects of the default) within forty-five
(45) days after it shall have been called to the attention of the defaulting party, in writing, by the other party, then the other party, at its option, may, in addition to any other remedies it may have, thereupon terminate this Agreement by giving written notice of termination to the other party, provided that any such termination by VERITAS shall not be effective unless and until adjudication by a court of competent jurisdiction that IMG has materially breached this Agreement.

      12.3 Insolvency. This Agreement may be terminated by either party, on notice, (i) upon the institution by the other party of insolvency, receivership or bankruptcy proceedings, or any other proceedings for the general settlement of all or substantially all of its debts, (ii) upon the institution of such proceedings against the other party, which are not dismissed or otherwise resolved in its favor within sixty (60) days thereafter, (iii) upon the other party's making a general assignment for the benefit of creditors, or (iv) upon the other party's dissolution or ceasing to conduct business as a going concern, or upon taking corporate action to dissolve or to cease business as a going concern.

      12.4 Survival. Except as may be otherwise expressly set forth herein, the parties' rights and obligations pursuant to Sections 6.9, 7.5, 8.4, 9.1 and 9.3 (as to distribution prior to the effective date of termination or expiration), 2, 3, 4, 5, 13, 14, 15, 16, and 17 shall survive any termination or expiration of this Agreement. In addition, the parties' rights and obligations pursuant to
Section 11 shall survive until twelve (12) months after the effective date of termination or expiration. After termination or expiration, IMG shall be entitled to retain and use a reasonable number of Software Copies, and Documentation, for support and maintenance purposes. In addition, VERITAS will cooperate with IMG to enable IMG to continue to distribute Software Products for a reasonable time to effect an orderly phase out of such distribution. All Software Product End User licenses, and IMG's and its Affiliates' right to use, as End Users, Software Copies existing as of the effective date of termination or expiration, shall survive perpetually.

13.   Representations and Warranties.

      13.1 VERITAS represents and warrants that it has the right, power, and authority to enter into and perform this Agreement, without breach of or conflict with any other agreement or obligation of VERITAS.

      13.2 VERITAS represents and warrants that it owns the Software Products and Documentation or otherwise has the right to grant to IMG the rights and licenses granted in this Agreement, provided that this representation and warranty shall not apply to those Software Products acquired by VERITAS from IMG pursuant to the Merger Agreement, as set forth in Exhibit F, but further provided that the preceding exclusion shall not apply to modifications or additions in the Software products made by or for VERITAS.

      13.3 VERITAS represents and warrants that (i) to the best of its knowledge and belief, the Software Products and Documentation do not infringe any intellectual property right, and (ii) VERITAS is not aware of any infringement claim with respect to the Software Products or Documentation.

      13.4 VERITAS warrants that the occurrence in or use by the Software Products of dates on or after January 1, 2000 ("Millennial Dates") will not adversely affect its performance with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing) and that the Software Products will create, store, process and output information related to or including Millennial Dates without error or omissions. VERITAS warrants that the Software products include calendar year 2000 date conversion and compatibility capabilities, including, but not limited to, date data century recognition, same century and multiple century formula and date value calculations, and user interface date data values that reflect the century, and that the Software Products will (i) manage and manipulate data involving dates, including single century and multiple century dates, and will not cause an abnormal abend or abort or result in the generation of incorrect values or invalid output involving such dates; and (ii) include the indication of the correct century in all date-related user interface functionalities; and (iii) include the indication of the correct century in all date-related system-to-system or application-to-application data interface functionalities, provided that this warranty shall not apply to those Software Products acquired by VERITAS from IMG pursuant to the Merger Agreement, as set forth in Exhibit F, but further provided that the preceding exclusion shall not apply to modifications or additions in the Software Products made by or for VERITAS.

      13.5. VERITAS represents and warrants that each Software Product, as and when delivered by VERITAS, does not include any time bombs or other devices intended to prevent use of the Software Product. VERITAS also represents and warrants that it uses reasonable efforts to detect and eliminate code intended to damage, interfere with, or otherwise adversely affect computer programs, data files, or hardware without the consent or intent of the computer user, including without limitation self-replicating and self-propagating programming instructions commonly called viruses and worms, provided that this representation and warranty shall not apply to those Software Products acquired by VERITAS from IMG pursuant to the Merger Agreement, as set forth in Exhibit F, but further provided that the preceding exclusion shall not apply to modifications or additions in the Software Products made by or for VERITAS.

      13.6 Except as set forth in Section 7.5 above, VERITAS PROVIDES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SOFTWARE PRODUCTS AND DOCUMENTATION.

      13.7 The warranty made by VERITAS in Section 13.4 shall not apply to, and VERITAS will have no liability or responsibility for, any defect, error or noncompliance in the Software Products attributable to (1) any modifications to or repair of the Software Products made by IMG, (2) operation of the Software products in conjunction with software or hardware not specified for use with the Software Products in the written specifications or documentation provided by VERITAS, (3) misuse of the Licensed Software or use of the Licensed Software in a manner in violation of that specified in the written specifications or documentation provided by VERITAS.

      13.8 IMG represents and warrants that it has the right, power, and authority to enter into and perform this Agreement, without breach of or conflict with any other agreement or obligation of IMG.

14.  Indemnities.

     14.1 Infringement Indemnity. VERITAS, at its sole expense, will defend any action brought against IMG, any IMG Distributors, or their End User customers ("Indemnified Parties") to the extent based on a claim that any Software Product or Documentation infringes any patent, copyright, trade secret, or other intellectual property right. VERITAS will pay any award against the Indemnified Parties, or settlement entered into on the Indemnified Parties' behalf, and will indemnify and hold IMG harmless against all liability, costs, expenses, and direct damages suffered or incurred by IMG, based on such infringement or claim thereof, provided however that IMG shall notify VERITAS promptly in writing of the claim, shall provide reasonable assistance (at VERITAS' expense) in connection with the defense and/or settlement thereof, and shall permit VERITAS to control the defense and/or settlement thereof. Any settlement which restricts any of IMG's rights, licenses, or activities, or requires the payment of money by IMG (whether or not such payment is indemnified hereunder) shall be subject to IMG's prior written approval, which approval shall not be unreasonably withheld. IMG shall be entitled to retain, at its expense so long as VERITAS performs its obligations pursuant to this section, counsel to participate in the defense and settlement of any claim. VERITAS shall have no liability to the extent the alleged infringement is caused by any modification of the Software Products or Documentation other than by VERITAS, or by combination of the Software Products or Documentation with IMG products or other non-VERITAS programs, where the unmodified Software Products or Documentation alone would not have given rise to the claim. In the case any such excluded claim IMG shall defend and indemnify VERITAS to the same extent, and subject to the same conditions, as provided herein. The foregoing states the exclusive remedy of VERITAS and the sole liability of IMG for intellectual property infringement.

     14.2 VERITAS Infringement Options. In the event any Software Product or Documentation is held to infringe any intellectual property right, or if use or distribution of the Software Product or Documentation is enjoined, then VERITAS shall, at its sole expense, use diligent efforts to (i) appropriately modify the Software Product and/or Documentation licensed hereunder to eliminate the infringement, or substitute another Software Product and/or Documentation which does not infringe any third party intellectual property rights, provided that the modified or substitute Software Product and Documentation is equivalent in all material respects; or (ii) obtain a license with respect to the applicable third party intellectual property rights. In the event that VERITAS is not able to achieve (i) or (ii) above, VERITAS shall refund to IMG all payments made by IMG hereunder with respect to affected Software Copies.

     14.3 Exclusive Remedy. Except as set forth in Section 14.4 with respect to
Section 9.3, the foregoing states the exclusive remedy of IMG and the sole liability of VERITAS for intellectual property infringement.

     14.4 Indemnity. VERITAS will indemnify and hold IMG harmless against all liability, costs, and expenses (including without limitation attorneys fees) arising out of any claim against IMG arising out of any breach by VERITAS of any of the representations or warranties set forth in Sections 13.1, 13.2 and 13.3 above.

15.  Limitation of Liability.

     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT. The foregoing limitations, however, (i) shall not limit either party's obligations, with respect to liability to third parties pursuant to Section 14 above, and (ii) shall not affect either party's liability, if any, for contribution or indemnity with respect to third party claims for personal injury, death, or physical damage to property.

16.  Confidentiality.

     16.1 Confidential Information. As used in this Agreement, the term "Confidential Information: shall mean program source code and associated technical documentation and any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party.

     16.2 Confidentiality. Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth herein, and shall use reasonable efforts not to disclose such Confidential Information to any third party except as may be necessary or useful in connection with the exercise of rights or the performance of obligations pursuant to this Agreement, and subject to confidentiality obligations comparable to those set forth in this Section 16. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement. Each party's obligations pursuant to this section shall expire, with respect to any Confidential Information, four (4) years after the initial disclosure of that Confidential Information to that party.

     16.3 Exceptions. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

          (i) was in the public domain at the time it was disclosed or has become in the public domain through no fault of the receiving party;

          (ii) was known to the receiving party, without confidentiality restriction, at the time of disclosure;

          (iii) is disclosed with the prior written approval of the disclosing party;

           (iv) was independently developed by the receiving party without any use of the Confidential Information;

            (v) becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise, to the best of the receiving party's knowledge, not in violation of the disclosing party's rights; or

           (vi) is disclosed generally to third parties by the disclosing party without restrictions similar to those contained in this Agreement.

In addition, neither party shall have liability pursuant to this section for disclosures required by the order or requirement of a court, administrative agency, or other governmental body; provided, that such party shall provide prompt, advanced notice thereof to enable the other party to seek a protective order or otherwise prevent such disclosure.

17.  General.

     17.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without reference to conflict of laws principles.

     17.2 Confidentiality of Agreement. Each party shall be entitled to disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, however, that each party may disclose the terms and conditions of this Agreement.

            (i) as required by an court or other governmental body;

           (ii) as otherwise required by law;

          (iii) to legal counsel of the parties;

           (iv) in confidence, to banks, investors and other financing sources and their advisors;

            (v) in connection with the enforcement of this Agreement or rights under this Agreement; or

           (vi) in confidence, in connection with an actual or prospective merger or acquisition or similar transaction.

     17.3 Partial Invalidity. If any provision in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

     17.4 Independent Contractors. The parties hereto are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either party the agent of the other party for any purpose or in any sense whatsoever, or constitute the parties as partners or joint venturers.

     17.5 Modification. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

     17.6 Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

     17.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign any of its rights, obligations, or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other party. Notwithstanding the foregoing, however, either party may assign this Agreement to a successor in interest (or its equivalent) of all or substantially all of its relevant assets, whether by sale, merger, or otherwise, provided that IMG shall not be entitled to so assign this Agreement to a direct competitor of VERITAS. As of the Effective Date, VERITAS' direct competitors are set forth in Exhibit G hereto. VERITAS shall be entitled to update this list annually, subject to IMG's approval of the updated list, which approval shall not be unreasonably withheld. Any attempted assignment in violation of this section shall be void. Any assignee (by operation of law or otherwise) shall, as a condition of such assignment, agree in writing with the non-assigning party to perform the assigning party's obligations pursuant to this Agreement.

     17.8 Notices. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by commercial courier service (e.g., DHL), or by first class mail (certified or registered), or by telecopy confirmed by first class mail (registered or certified), to the other party at its address first set forth above, or such new address as may from time to time be supplied hereunder by the parties hereto. If mailed, notices will be deemed effective three (3) working days after deposit, postage prepaid, in the mail.

     17.9 Force Majeure. Notwithstanding anything else in this Agreement, and except for the obligation to pay money, no default, delay or failure to perform on the part of either party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due to causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of God or the public enemy, nuclear disasters, default of a common carrier, or similar causes beyond reasonable control of the party charged with a default.

     17.10 No Third Party Beneficiaries. Unless otherwise expressly provided, no provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than VERITAS and IMG any rights, remedies or other benefits under or by reason of this Agreement.

     17.11 Counterpart Originals. This Agreement may be executed in two (2) or more English language counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

     17.12 Entire Agreement. The terms and conditions herein contained, including exhibits, constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written and including the parties' Term Sheet, between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.


SEAGATE SOFTWARE INFORMATION            VERITAS HOLDING CORPORATION
MANAGEMENT GROUP, INC.



By: /s/ ELLEN E. CHAMBERLAIN             By: /s/ MARK LESLIE
   ----------------------------             --------------------------------

Print Name: Ellen E. Chamberlain         Print Name:  Mark Leslie
            -------------------                     -------------------------

Title:                                   Title:  President and CEO
      -------------------------                ------------------------------



                                         VERITAS SOFTWARE CORPORATION



                                         By: /s/ MARK LESLIE
                                            ---------------------------------



                                         Print Name:  Mark Leslie
                                                    -------------------------



                                         Title: President and CEO
                                               ------------------------------



                  [SIGNATURE PAGE FOR CROSS LICENSE AGREEMENT]

                                   EXHIBIT A

                               Software Products

All software product (including each new version and release thereof) offered for sale, license, or distribution by VERITAS during the first ten (10) years of the term of this Agreement, and including, without limitation:


A.   Base Software Products

     Volume Manager Lite
     File System Lite

B.   OEM Software Products

     Volume Manager Full
     File System Full
     Clustered Volume Manager
     Clustered File System

C.   Application Software Products

     NetBackup
     HSM
     Clustered Server
     Storage Replicator
     Storage Manager
     Storage Optimizer
     Editions

     "Software Products" also includes the products set forth in Exhibit F hereto. The parties shall, in good faith, classify each such product, and each new VERITAS product, as a Base Software Product, OEM Software Product, or Application Software Product.

                                   EXHIBIT B

                           Form of Statement of Work


                                   [Attached]

                            STATEMENT OF WORK (SOW)
                      PROJECT DEFINITIONS AND DELIVERABLES
                            _______________ PRODUCT

1. SCOPE
This Statement of Work documents the deliverables and timetable for the __________ Product to be supplied to IMG. It defines the responsibilities and deliverables of both parties in the execution of this project.

2. CONTACTS
--------------------------------------------------------------
                  Technical Project       Program Manager
                  Manager
--------------------------------------------------------------
VERITAS
--------------------------------------------------------------
IMG
--------------------------------------------------------------

3. PRODUCT OVERVIEW

4. FEATURES OF THE PRODUCT

5. DOCUMENTATION

6. VERITAS WORK/ACTIVITIES

7. IMG WORK/ACTIVITIES

8. VERITAS DEPENDENCIES

9. DELIVERABLES
--------------------------------------------------------------
Deliverable                   From        To          Date
--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

                                   EXHIBIT C

                                End User License


                                   [Attached]

                                   IMPORTANT-
              READ THIS CAREFULLY BEFORE OPENING THE MEDIA PACKAGE
DO NOT OPEN THE MEDIA PACKAGE OR USE THIS SOFTWARE UNTIL YOU HAVE READ THIS SOFTWARE LICENSE AGREEMENT. BY OPENING THE MEDIA PACKAGE (OR AUTHORIZING ANY OTHER PERSON TO DO SO), YOU ACCEPT THE SOFTWARE LICENSE AGREEMENT. IF YOU DO NOT ACCEPT THE TERMS AND CONDITIONS OF THE SOFTWARE LICENSE AGREEMENT, YOU MAY RETURN THE MEDIA PACKAGE AND ALL ACCOMPANYING ITEMS (INCLUDING WRITTEN MATERIALS AND BINDERS OR OTHER CONTAINERS), TO THE PLACE YOU OBTAINED THEM FOR A FULL REFUND; OR YOU MAY WRITE, LICENSING DEPARTMENT, P.O. BOX 67427, SCOTTS VALLEY, CA 95067.

SEAGATE SOFTWARE LICENSE

1. GRANT OF LICENSE. Seagate Software, Inc. ("Seagate"), grants to you, the end user, a personal, nonexclusive license to use one copy of this software program, including any updates, additional modules, or additional software provided by Seagate in connection therewith (the "Software"), solely for your own use, and solely in accordance with the terms and conditions of this license agreement. You may copy the Software into the memory of any computer, solely as necessary to use the Software in accordance with this license agreement. You may use one copy of the Software (Single Server or Enterprise Edition), and related documentation (a) on a single backup server at any one time (b) you may use a single copy of the agent/module Software on an unlimited number of workstations connected to the backup server (c) you may use a single copy of the Remote Admin. Utility on an unlimited number of workstations connected to the backup server and (d) you may copy the software program into any computer-readable or printed form for backup or modification purposes required in support of your use of the software program.

2. COPYRIGHT AND COPIES. The Software (including any copy thereof), is owned by Seagate or its suppliers and is protected by United States copyright and patent laws and international treaty provisions. The Software copy is licensed, not sold to you, and you are not an owner of any copy thereof. You may either (a) make one copy of the Software solely for backup or archival purposes, or (b) transfer the Software to a single hard disk provided you keep the original solely for backup or archival purposes. You may not otherwise copy the Software, and you may not copy the written materials accompanying the Software. Seagate hereby reserves all rights not explicitly granted in this software license agreement.

3. OTHER RESTRICTIONS. You may not rent or lease the Software, but you may transfer the Software and accompanying written materials on a permanent basis provided you retain no copies and the recipient agrees to the terms of this Agreement. If the Software is an update, any transfer must include the update and all prior versions. You may not modify or translate the Software. You may not reverse engineer, decompile or disassemble the Software, except to the extent expressly authorized by applicable law.

4. DUAL MEDIA. If the Software package contains more than one form of media, such as a 3.5" diskette and a CD-ROM, then you may use only the media appropriate for your single-user computer. You may not use the other media on another computer or loan, rent, lease, or transfer them to another except as part of the permanent transfer (as provided above), of all Software and written materials.

5. LIMITED WARRANTY AND REMEDY. Seagate warrants the physical media (e.g. diskette(s) or CD-ROM), and the physical documentation, to be free of defects in materials and workmanship for a period of 90 days from the original purchase date. If Seagate receives notification within this warranty period of any such defects and such notification is determined to be correct, Seagate will, at its sole option and discretion, repair or replace the media or documentation, or provide you a full refund. The foregoing is your sole and exclusive remedy arising out of this warranty. This limited warranty is void if the damage or defect has resulted from accident, abuse or misapplication.

6. NO OTHER WARRANTIES. THE LIMITED WARRANTY ABOVE IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES FOR THE SOFTWARE AND DOCUMENTATION. SEAGATE MAKES NO
OTHER WARRANTS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT FOR THE SOFTWARE AND DOCUMENTATION.

7. LIMITED LIABILITY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT AND UNDER NO LEGAL THEORY SHALL SEAGATE OR ITS SUPPLIERS BE LIABLE TO YOU FOR ANY COSTS OF SUBSTITUTE PRODUCTS, OR FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES OF ANY KIND ARISING OUT OF THE LICENSE OF, USE OF, OR INABILITY TO USE ANY SEAGATE SOFTWARE OR DOCUMENTATION, EVEN IF SEAGATE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL SEAGATE'S LIABILITY EXCEED THE LICENSE FEE PAID BY YOU. THIS LIMITATION OF LIABILITY AND RISKS IS REFLECTED IN THE PRICE OF THE SOFTWARE LICENSE.

8. TERM. This license is effective until terminated. You may terminate it at any time by destroying the Software together with all copies, modifications and merged portions in any form. It will also terminate automatically upon your failure to comply with any term or condition of this Agreement. In the event of such termination, you agree to promptly destroy the Software together with all copies, modifications and merged portions in any form.

9. MISCELLANEOUS. This is the entire Agreement between you and Seagate, and supersedes any prior agreement, whether written or oral, relating to the subject matter of this Agreement. The parties disclaim the application of the United Nations Convention on the International Sale of Goods. This Agreement is governed by the laws of the State of California, U.S.A., without reference to conflict of laws principles. You may not export or re-export the Software or documentation without the appropriate United States or foreign government licenses. If any provision of this Agreement is ruled invalid, such invalidity shall not affect the validity of the remaining portions of this Agreement.

10. U.S. GOVERNMENT RESTRICTED RIGHTS. The Software and accompanying documentation are deemed to be "commercial computer software" and "commercial computer software documentation," respectively, pursuant to DFAR Section
227.7202 and FAR Section 12.212, as applicable. Any use, modification, reproduction release, performance, display or disclosure of the software and accompanying documentation by the U.S. Government shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this Agreement.

You must affix the following legend to each copy of the Software:

Use, duplication, reproduction, or transfer of this commercial Software and accompanying documentation is restricted in accordance with FAR 12.212 and DFARS
227.7202 and by a license agreement. Contact Legal Department, Seagate Software, P.O. Box 67427, Scotts Valley, California, 95067 U.S.A.

                                   EXHIBIT D





                             [INTENTIONALLY BLANK]

                                   EXHIBIT E

                       Support, Maintenance, and Training

1.   DEFINITIONS

     1.1. "Release" means the addition by VERITAS of a previously unincluded function or feature to the Software Product (designated sequentially by VERITAS as "Release 1.0," "Release 2.0" etc.).

     1.2 "Version" means the addition by VERITAS of a function or feature of the Software Product, or any change made by VERITAS to the Software Product which improves its performance, including all Patches and Bug Fixes made to the Software Product since the last previous Version (designated sequentially by VERITAS as "Version 1.1," "Version 1.2" etc.).

     1.3 "Patches and Bug Fixes" means any minor change made by VERITAS to the Software Product, including changes made for purposes of maintaining operating system and database system compatibility, error correction, workarounds and patches (designated sequentially by VERITAS as "Version 1.1.1", "Version 1.1.2" etc.).

     1.4 "1st Level Support" means the initial response (and any follow-up response as appropriate) to an End User initiated support request. 1st Level Support includes call logging, initial information gathering, verification of entitlement to support, answering product installation, configuration or usage questions, and problem isolation, identification, and replication. 1st Level Support may also include providing standard fixes and workarounds to known problems.

     1.5 "2nd Level Support" means technical support staff performs problem isolation, identification, and replication; and/or providing standard fixes and workarounds to known problems; providing remedies for both new and known complex problems.

     1.6 "3rd Level Support" means backup engineering and technical support staff isolates a problem/error and implements a solution, including, but not limited to, a Software Product change.

     1.7 "Severity Level 1" is an emergency condition which makes the use or continued use of any one or more functions impossible. The condition requires an immediate solution that is not already available.

     1.8 "Severity Level 2" is an emergency condition which makes the use or continued use of any one or more functions difficult and which cannot be circumvented or avoided on a temporary basis.

     1.9 "Severity Level 3" is a limited problem condition which is not critical in that no loss of data occurs and which can be circumvented or avoided on a temporary basis.

     1.10 "Severity Level 4" is a minor problem condition or documentation error which can be easily circumvented or avoided. Additional requests for new feature suggestions, which are defined as new functionality in existing Software Products are also classified as Severity Level 4.

2.   VERITAS' OBLIGATIONS

     2.1 During the term of the Agreement, VERITAS will provide 2nd and 3rd Level Support to IMG 24 hours a day, 365 days a year for all Software Products. For the avoidance of doubt, VERITAS will provide such support for the current and immediately preceding two (2) Releases of each Software Product, including all interim Versions.

     2.2 For all IMG-branded Software Products, if VERITAS provides 2nd Level Support directly to End Users, such support shall be represented as IMG Support. The parties will agree on a process for accomplishing this. IMG acknowledges that there may be an additional charge for this arrangement.

     2.3 For all VERITAS-branded Software Products, VERITAS will be responsible for providing 1st Level Support to IMG's End Users, and VERITAS shall inform such End Users that all calls should be made first to VERITAS.

     2.4 VERITAS support personnel will respond to and correct identified problems based on the correction periods set forth in Table A below. Depending on the severity of the problem, VERITAS support staff will contact IMG by telephone, electronic mail or fax, as appropriate. High severity problems will be given priority over fixes for low severity problems. For Severity Level 1 problems, VERITAS will use continuous efforts until the problem is corrected.

     2.5 VERITAS will provide a call tracking ID# for each call opened by IMG, and will respond to information requests using an agreed upon template with that call tracking ID#.

     2.6 VERITAS will at all times adhere to standard call policy/procedures and release policy/procedures.

     2.7 VERITAS will make available to IMG all generally available defect correction patches.

     2.8 During the term of the Agreement, VERITAS shall, at its expense, provide IMG with one (1) course per Software Product of basic training and of advanced training for IMG employees engaged in the technical support and training of the Software Product. This will include "Train the Trainer" type training to IMG technical support operations, as well as providing support documentation and support tools, as available, for use by IMG and/or its Distributors. Training will be at IMG's facilities in California, or such other mutually agreeable facility. IMG will reimburse reasonable, preapproved travel and related expenses incurred by VERITAS in providing training. IMG may record any or all training courses on video tape and may reproduce and distribute such recordings, for internal use only, under IMG's name and at IMG's expense. Upon each Release of the Software Product or new Version of the existing Software Product with substantial functional changes, VERITAS shall provide to IMG sufficient technical training relating to such Release or Version.

3.   IMG'S OBLIGATIONS

     3.1. For all IMG-branded Software Products, IMG shall be responsible for providing 1st Level Support to IMG's End Users, and IMG shall inform its End Users that all calls should be made first to IMG.

     3.2. IMG's technical support contacts must complete training courses on the IMG-branded Software Products before providing product support services. Technical support contacts must be able to isolate, debug and resolve complex system administration issues.

     3.3. IMG's technical support contacts shall fully document and isolate reported problems and attempt to eliminate other causes of the problem (such as application software errors, equipment incompatibility or End User modifications) before contacting VERITAS support personnel. VERITAS shall only be responsible for supporting the Software Product as provided to IMG.

     3.4. IMG must inform its End User customers that all calls for support of IMG-branded Software Products should be made first to IMG. IMG shall also maintain an open call throughout the resolution process and will hold the primary responsibility for the End-User support customer contact.


                                    TABLE A

--------------------------------------------------------------------------------
        SEVERITY LEVEL          ACKNOWLEDGMENT          ERROR CORRECTION
--------------------------------------------------------------------------------
               1                    1 hour                    24 hours
--------------------------------------------------------------------------------
               2                   24 hours                   10 days
--------------------------------------------------------------------------------
               3                    2 days                    30 days
--------------------------------------------------------------------------------
               4                    5 days            Provided in next Version
--------------------------------------------------------------------------------

                                   EXHIBIT F

                      Software Products Acquired from NSMG

NSMG/SMG Products

Ashwin
Backup Exec Desktop 98/95
Backup Exec for Windows NT
Backup Exec for Windows NT Server
Backup Exec NetWare
Backup Exec NT Work Station
Backup Exec OS/2 Warp
Backup Exec Small Business Server
Backup Exec Windows NT Options
Client Exec
Desktop Storage
Direct Tape Access
DMS
Exec View
Image Option
LANAlert
Manage Exec
Nerve Center
Open File Option
RAIDirector
Replication Exec
Server Management Bundle
Storage Area Network (SAN/NAS)
Storage Exec
Storage Exec Netware
Storage Exec Windows NT
Storage Migrator
Storage Resource Manager
Sytos Premium
Visual Storage Administrator
Win/INSTALL
WinLAND
WinSMART

                                   EXHIBIT G

                              VERITAS Competitors

As of the Effective Date, VERITAS' competitors are:

*
*
*
*
*
*

* Confidential treatment has been requested with respect to this material. This material has been omitted in reliance on the request for confidential treatment. The material has been filed separately with the Securities & Exchange Commission.